UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Lions Gate Entertainment Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Exhibit 1

FOR IMMEDIATE RELEASE

LIONSGATE REMINDS SHAREHOLDERS TO VOTE FOR LIONSGATE’S NOMINEES

ON THE BLUE PROXY CARD

SANTA MONICA, Calif., and VANCOUVER, B.C. — December 10, 2010 — Lionsgate (NYSE: LGF) (the “Company”) today issued the following open letter to its shareholders:

December 10, 2010

Dear Fellow Lionsgate Shareholder:

Lionsgate’s Annual General Meeting of Shareholders (the “Meeting”) is being held on Tuesday, December 14, 2010 – just days away.  WE ARE WRITING TO REMIND ALL SHAREHOLDERS TO VOTE FOR LIONSGATE’S DIRECTOR NOMINEES ON THE BLUE PROXY CARD.  BECAUSE TIME IS SHORT, WE ENCOURAGE ALL SHAREHOLDERS TO VOTE ELECTRONICALLY OR OVER THE PHONE. The Lionsgate Board of Directors also urges shareholders to discard any gold proxy card you receive from the Icahn Group.

Keep in mind:

•       Shareholders of record at 5:00 p.m. (Eastern Standard Time) on November 12, 2010 are entitled to vote at the Meeting.

•       Only the latest dated proxy card you submit will count.

•       Please discard and do not return the white proxy card previously sent to you by Lionsgate. The white proxy cards will be disregarded and votes submitted thereon will not be counted. If you have already returned the white proxy card, please also complete and return the BLUE proxy card.

•       If you have any questions, or are a shareholder of record and have not received a BLUE proxy card, please contact MacKenzie Partners, Inc., which is assisting Lionsgate in connection with the Meeting, at (800) 322-2885 or via email at lionsgate@mackenziepartners.com.

To be effective, proxies must be received by IVS Associates by or at the Meeting prior to the closing of the polls.

PROTECT THE VALUE OF YOUR INVESTMENT IN LIONSGATE

To protect and to realize the value of your Lionsgate investment, your Board urges you to please vote FOR the Lionsgate director nominees on the BLUE proxy card:

•       The Lionsgate Board is committed to delivering value to all Lionsgate shareholders.

•       The Board and management team are confident that its strategy has Lionsgate on track to continue to build its momentum and to deliver value.

•       The Icahn Group lacks a vision, much less a strategy, for the future of Lionsgate.

•       The Icahn Group’s nominees lack success and experience in Lionsgate’s industry.

•       It is unclear how the Icahn Group’s nominees would improve on the results achieved by Lionsgate’s Board and management team.

•       Lionsgate’s highly-qualified nominees are the right choice to continue building value for ALL Lionsgate shareholders.

VOTE THE BLUE PROXY CARD TODAY

If you voted using a gold proxy card sent to you by the Icahn Group, you can subsequently revoke it by using the BLUE proxy card to vote by Internet or telephone.  Remember, only your last dated proxy will count – any proxy may be revoked at any time prior to its exercise at the Meeting as described in Lionsgate’s proxy statement. Do not vote the Icahn proxy card at all, even as a vote against Icahn, as it may cancel your previous vote for Lionsgate’s director nominees.

Your vote is important, no matter how many shares you own. Lionsgate’s Board of Directors recommends that shareholders vote FOR Lionsgate’s director nominees on the BLUE proxy card.  The Company also urges shareholders to discard any gold proxy card that they receive from the Icahn Group.

With Lionsgate poised for future success, now is not the time to make a change.

Do not risk the future of your Lionsgate investment.  Time is of the essence. Your Board urges you to please vote FOR Lionsgate’s director nominees on the BLUE proxy card today and to discard the Icahn Group’s proxy materials.

Sincerely, /s/ Jon Feltheime Jon Feltheimer Co-Chairman and Chief Executive Officer	/s/ Michael Burns Michael Burns Vice Chairman

Lionsgate’s 2010 Annual General Meeting of Shareholders is scheduled for Tuesday, December 14, 2010 at 10:00 a.m. PT in Los Angeles, California.  Lionsgate shareholders of record as of 5:00 p.m. ET on November 12, 2010 will be entitled to vote at the Meeting.

If you have any questions, require assistance in voting your shares, have not received the proxy circular dated December 6, 2010 and accompanying blue proxy, or need additional copies of Lionsgate’s proxy materials, please call MacKenzie Partners at the phone numbers listed below.

 105 Madison Avenue

New York, NY 10016

lionsgate@mackenziepartners.com

(212) 929-5500 (call collect)

Or

TOLL-FREE (800) 322-2885

Morgan Stanley & Co. Incorporated is serving as financial advisor to Lionsgate and Heenan Blaikie LLP is serving as legal advisor. Perella Weinberg Partners LP is serving as financial advisor to the Special Committee of the Lionsgate Board of Directors and Wachtell, Lipton, Rosen & Katz is serving as U.S. legal advisor.

About Lionsgate

Lionsgate is the leading next generation studio with a strong and diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, channels, video-on-demand and digitally delivered content. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming through Debmar-Mercury and an array of channel assets.   Lionsgate currently has 15 shows on more than 10 networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men”, “Weeds” and “Nurse Jackie” along with new series such as “Blue Mountain State” and “Running Wilde” and the syndication successes “Tyler Perry’s House Of Payne”, its spinoff “Meet The Browns”, “The Wendy Williams Show” and the recently announced “Are We There Yet?”.

Its feature film business has generated such recent hits as THE EXPENDABLES, which was #1 at the North American box office for two weeks this past summer, THE LAST EXORCISM, TYLER PERRY’S WHY DID I GET MARRIED TOO?, KICK ASS and the critically-acclaimed PRECIOUS, which won two Academy Awards(R).   The Company’s home entertainment business has grown to more than 7% market share and is an industry leader in box office-to-DVD revenue conversion rate.  Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Lionsgate has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) and Canadian securities regulators in connection with the annual meeting of shareholders and mailed such proxy statement to the shareholders of Lionsgate.  Lionsgate has also filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC and a directors’ circular with Canadian securities regulators regarding the Icahn Group’s pending unsolicited tender offer. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORS IN THEIR ENTIRETY, AS THEY CONTAIN CERTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the proxy statement, the Solicitation/Recommendation Statement, the directors’ circular, any amendments or supplements thereto, and other documents filed by Lionsgate with the SEC and Canadian securities regulators related to the annual meeting or the Icahn Group’s unsolicited tender offer for no charge in the “Investors” section of Lionsgate’s website at www.lionsgate.com or at the SEC’s website at www.sec.gov, or on the Canadian Securities Administrator’s website at www.sedar.com. Copies will also be available at no charge by writing to Lionsgate at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404.

Certain Information Regarding Participants

Lionsgate and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Shareholders may obtain information regarding the names, affiliations and interests of Lionsgate’s directors and executive officers in Lionsgate’s proxy statement filed with the SEC on December 6, 2010, its Annual Report on Form 10-K filed with the SEC on June 1, 2010, and its amendment to such Annual Report on Form 10-K/A filed with the SEC on July 29, 2010. To the extent that holders of Lionsgate securities have changed since the amounts printed in the amendment on Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the proxy statement filed with the SEC on December 6, 2010 and mailed to the shareholders of Lionsgate, and may be included in other relevant materials to be filed with the SEC if and when they become available. These documents (when available) can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by the Icahn Group, actions taken by shareholders in respect of the offer, the possible effect of the offer on Lionsgate’s business (including, without limitation, on Lionsgate’s credit facilities and notes), the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by Lionsgate’s credit facilities, unpredictability of the commercial success of Lionsgate’s motion pictures and television programming, the cost of defending Lionsgate’s intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors found under the heading “Risk Factors” in the Company’s 2010 Annual Report on Form 10-K filed with the SEC on June 1, 2010, its amendment to such Annual Report on Form 10-K/A filed with the SEC on July 29, 2010 and in the Company's Quarterly Report on Form 10-Q filed with the SEC on November  9, 2010. As a result, these statements speak only as of the date they were made and Lionsgate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless such updates or revisions are required by applicable law. Words such as “targets,” “positions,” “expects,” “intends,” “plans,” “projects,” “believes,” “provides,” “estimates,” “forecasts” and similar expressions are used to identify these forward-looking statements.  All estimates and projections used in this press release are based on Lionsgate management estimates and projections, unless otherwise stated.

# # #

Contacts:

Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

Joele Frank / Annabelle Rinehart
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Exhibit 2

The following is the text of an article by Stephen Taub that appeared in Institutional Investor on December 9, 2010.  Neither the consent of Institutional Investor nor the consent of Stephen Taub, the author of the article, has been obtained for the use or reprinting of this article.

Institutional Investor Magazine

Fact Checking Lions Gate’s Claims Against Icahn

December 9, 2010

Lions Gate and Carl Icahn have turned up the rhetoric and PR machines ahead of December 10, the activist hedge fund manager’s latest deadline for his $7.50 per share tender offer and the entertainment company’s December 14 annual meeting.

On Wednesday, Lions Gate fired off a press release that contained a letter to shareholders making the case for why selling their shares to Icahn is a bad investment. Once again asserting that Icahn and his five Board nominees pose a significant risk to Lions Gate if they obtain board representation, Lions Gate states that “Icahn has a frightening record of destroying value.” The company went on to point out over the past 10 years, if you invested a dollar in the companies where Icahn or his representatives have secured board representation, outside the biopharmaceutical sector, and sold after they left the board, you would only have $0.18 left, based on median performance.

It also stated that since 2000, nearly two thirds of the companies (9 of the 14) where Icahn has secured board representation have seen significant share price declines. It noted, for example, that Blockbuster's share price declined by 96 percent when Icahn served on the board.

Lions Gate also pointed out that during Icahn's tenure as chairman of the board of WCI Communities — which followed a failed tender offer and prolonged proxy fight — the company’s stock shriveled to nearly zero and one year after Icahn joined its board, the company filed for bankruptcy. It also pointed out that Lear’s shares fell 93 percent before Icahn's Board nominee resigned from the board. Similar failures occurred at BKF Capital and of XO Holdings, according to Lion’s Gate.

So, the over-riding question, of course, is whether or not Lions Gate is correct about Icahn. It certainly provided a few good examples of Bad Moments in Icahn Activism. So, I asked the folks at FactSet SharkWatch to crunch the numbers. The results: Like the press release earlier today, this data shows Icahn, on average, way underperformed the market.

FactSet looked at the stocks of 15 companies that were targets of Icahn campaigns in which the dissident gained at least one Board seat. Seven of them were proxy fights. Icahn won one of the fights, two resulted in split votes — which FactSet generally calls the dissident a de facto winner — and the target company agreed to settle four of the proxy fights in which concessions were made.

And what happened to the stocks of these 15 companies? It is not pretty. One month after the board seat was granted, the stocks, on average, fell 5.07 percent compared with very slight losses for both the S&P 500 (minus 0.09 percent) and S&P 1500 (minus 0.02 percent) and a gain of about 0.2 percent for The Russell 3000. Six of the 15 stocks rose, however, including two by more than 17 percent (Lear and Amylin Pharmaceuticals) while another climbed more than 14 percent (Genzyme). Amylin and Genzyme, however, are biopharmaceutical companies.

Okay, now let’s go out six months. During this period, the group of 15 fell on average by 13.76 percent. This compares with gains ranging between 0.64 percent and 2.09 percent for the three indices. Again, not too good. And once again, six of the 15 stocks rose during this period. They include a gain of 49 percent for Genzyme, 26.5 percent for Lear, 24.3 percent for Enzon Pharmaceuticals and more than 18 percent for Amylin. The gains were mostly enjoyed by the biopharmaceuticals, of course. It gets uglier the further out you go. One year after Icahn secured a board seat, the 15 stocks were down, on average, by 18.73 percent, compared with losses of between 3 percent and 4 percent for the S&P 500 and S&P 1500 and a loss of about 1 percent for the Russell 3000.

At this point, just four of 12 stocks (three of the 15 are more recent investments) were in the black — Enzon and Amylin were up in the low- to mid-40 percent range, Lear was up over 18 percent, and another biopharmaceutical stock — Imclone Systems — was up 11.5 percent.

Finally, FactSet looked at these stocks two years after the board seats were acquired. The eight stocks that qualify lost, on average, 27.1 percent, versus losses ranging from 7.7 percent to 12.4 percent for the three indices. At that point, just one stock was in the black—Imclone, up 128 percent. The moral of the story: Lions Gate is right. Icahn has only mostly added value to biopharmaceutical stocks after securing a board seat.

About Lionsgate

Lionsgate is the leading next generation studio with a strong and diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, channels, video-on-demand and digitally delivered content. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming through Debmar-Mercury and an array of channel assets.   Lionsgate currently has 15 shows on more than 10 networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men”, “Weeds” and “Nurse Jackie” along with new series such as “Blue Mountain State” and “Running Wilde” and the syndication successes “Tyler Perry’s House Of Payne”, its spinoff “Meet The Browns”, “The Wendy Williams Show” and the recently announced “Are We There Yet?”.

Its feature film business has generated such recent hits as THE EXPENDABLES, which was #1 at the North American box office for two weeks this past summer, THE LAST EXORCISM, TYLER PERRY’S WHY DID I GET MARRIED TOO?, KICK ASS and the critically-acclaimed PRECIOUS, which won two Academy Awards(R).   The Company’s home entertainment business has grown to more than 7% market share and is an industry leader in box office-to-DVD revenue conversion rate.  Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Lionsgate has filed a proxy statement with the Securities and Exchange Commission (the “SEC”) and Canadian securities regulators in connection with the annual meeting of shareholders and mailed such proxy statement to the shareholders of Lionsgate.  Lionsgate has also filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC and a directors’ circular with Canadian securities regulators regarding the Icahn Group’s pending unsolicited tender offer. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORS IN THEIR ENTIRETY, AS THEY CONTAIN CERTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the proxy statement, the Solicitation/Recommendation Statement, the directors’ circular, any amendments or supplements thereto, and other documents filed by Lionsgate with the SEC and Canadian securities regulators related to the annual meeting or the Icahn Group’s unsolicited tender offer for no charge in the “Investors” section of Lionsgate’s website at www.lionsgate.com or at the SEC’s website at www.sec.gov, or on the Canadian Securities Administrator’s website at www.sedar.com. Copies will also be available at no charge by writing to Lionsgate at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404.

Certain Information Regarding Participants

Lionsgate and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Shareholders may obtain information regarding the names, affiliations and interests of Lionsgate’s directors and executive officers in Lionsgate’s proxy statement filed with the SEC on December 6, 2010, its Annual Report on Form 10-K filed with the SEC on June 1, 2010, and its amendment to such Annual Report on Form 10-K/A filed with the SEC on July 29, 2010. To the extent that holders of Lionsgate securities have changed since the amounts printed in the amendment on Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the proxy statement filed with the SEC on December 6, 2010 and mailed to the shareholders of Lionsgate, and may be included in other relevant materials to be filed with the SEC if and when they become available. These documents (when available) can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements in the foregoing article may constitute “forward-looking” statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by the Icahn Group, actions taken by shareholders in respect of the offer, the possible effect of the offer on Lionsgate’s business (including, without limitation, on Lionsgate’s credit facilities and notes), the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by Lionsgate’s credit facilities, unpredictability of the commercial success of Lionsgate’s motion pictures and television programming, the cost of defending Lionsgate’s intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors found under the heading “Risk Factors” in the Company’s 2010 Annual Report on Form 10-K filed with the SEC on June 1, 2010, its amendment to such Annual Report on Form 10-K/A filed with the SEC on July 29, 2010 and in the Company's Quarterly Report on Form 10-Q filed with the SEC on November 9, 2010. As a result, these statements speak only as of the date they were made and Lionsgate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless such updates or revisions are required by applicable law. Words such as “targets,” “positions,” “expects,” “intends,” “plans,” “projects,” “believes,” “provides,” “estimates,” “forecasts” and similar expressions are used to identify these forward-looking statements.